UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2016
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(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The description of the Change in Control Agreement included under Item 5.02 below is incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Vice President - Operations and Strategy
On April 4, 2016, the Board of Directors (the "Board") of Platform Specialty Products Corporation ("Platform") appointed Benjamin Gliklich, age 31, as Executive Vice President - Operations and Strategy of Platform, effective immediately. Until this appointment, Mr. Gliklich was serving as Chief Operating Officer of Platform. In this new role, Mr. Gliklich will continue to be an executive officer for reporting purposes under Section 16(a) of the Securities Exchange Act of 1934, as amended. Mr. Gliklich's biographical information can be found in Platform’s annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission on March 11, 2016.
Change in Control Agreement
On April 4, 2016, the Board also authorized Platform to enter into a change in control agreement (the "Change in Control Agreement") in an approved form with Rakesh Sachdev, Chief Executive Officer; Sanjiv Khattri, Executive Vice President and Chief Financial Officer; Benjamin Gliklich, Executive Vice President - Operations and Strategy; Scot R. Benson, President - Performance Solutions; and Diego Lopez Casanello, President - Agricultural Solutions (each, an "Officer," and collectively, the "Officers"). The Change in Control Agreements were entered into by and between Platform and each of the Officers as of April 7, 2016 (the "Effective Date"). These Change in Control Agreements are intended to standardize the various terms and conditions among Platform's executives, including the restrictive covenants and termination payments upon the occurrence of a Change in Control (as defined below). In particular, the Change in Control Agreements tie the length of the non-disclosure and noncompete periods to the amount of severance benefits an Officer is entitled to receive.
For the purposes of these Change in Control Agreements, a "Change in Control" occurs when (i) any person becomes the beneficial owner, directly or indirectly, of more than 30% of either (A) the then outstanding shares of common stock of Platform or (B) the combined voting power of Platform's voting securities; (ii) any person becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities of the surviving entity following a reorganization, merger, share exchange or consolidation; or (iii) Platform is liquidated or sells all or substantially all of its assets; in each case subject to exceptions.
In the event of a Change in Control, the Officer immediately vests in full in outstanding incentive programs and equity awards, and as such is entitled to receive a lump sum equal to his or her short- or long-term target cash bonus awards payable under the terms of any existing incentive plan of Platform and all shares underlying any stock rights granted by Platform to the Officer and outstanding on the date of Change of Control. In addition, if a Change in Control occurs and the Officer’s employment with Platform is terminated by Platform without cause or by the Officer for good reason, in each case during the six (6) months prior to or within two (2) years following the Change in Control, the Officer will be entitled to receive, subject to the signing of a general release of claims and compliance with the restrictive covenants, a lump sum termination payment equal to 1, 2, or 2.99, as applicable, multiplied by the Officer’s base salary plus target bonus as of the date of termination of the Officer's employment or, if higher, the base salary and/or target bonus in effect immediately prior to the occurrence of the condition giving rise to good reason. The 2.99 multiple applies to Platform's Chief Executive Officer; the 2 multiple applies to Platform's other named executive officers; and the 1 multiple applies to other employees as designated by the compensation committee of the Board. The foregoing amounts are in addition to the payment of all earned but unpaid base salary through the termination date and other vested benefits to which the Officer is entitled to under Platform's benefit plans or arrangements, if any. The Change in Control Agreements do not provide for any excise tax gross-up.
In connection with the termination payments described above, the Officer agrees to protect Platform's confidential information which was acquired in connection with or as a result of the Officer’s services for Platform and not to compete against Platform during his or her employment with Platform and for a certain period following termination of employment based on the Officer's applicable multiple. During that same period, Platform agreed to pay all reasonable legal fees and related expenses incurred by the Officer in connection with his or her termination. The Change in Control Agreement requires that a breach by an Officer of the non-disclosure or noncompete provisions would relieve Platform of its obligation to make, and/or require the Officer to repay, certain termination payments.

In addition, Platform will maintain director and officer insurance for the benefit of the Officer and indemnify the Officer for all of the expenses incurred or damages paid or payable with respect to a bona fide claim against him or her, to the maximum extent and for the maximum duration provided under its amended and restated by-laws and applicable insurance policies. The Officer will also receive health care benefit continuation, subject to applicable law, and outplacement counseling.
The description of the Change in Control Agreements contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the Change in Control Agreements, a form of which is attached hereto as Exhibits 10.1, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title
10.1	Form of Change in Control Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION (Registrant)
April 8, 2016 (Date)	/s/ Sanjiv Khattri Sanjiv Khattri Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Form of Change in Control Agreement